Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Intelli-Check, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Intelli-Check, Inc. of our report dated March 27, 2007 relating to the financial statements and financial statement schedule (Schedule II) as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, in their Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Amper, Politziner & Mattia, P.C.
New York, New York
June 1, 2007